Exhibit 10.24

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

Date of Signature:  4th day of Dec., 2017

Indian Oil Corporation Limited

Indian Oil Bhawan

1, Sri Aurobindo Marg, Yusuf Sarai

New Delhi, India

and

LanzaTech Inc.

8045 Lamon Avenue, Suite 400

Skokie, Illinois 60077

The USA

Re: Letter of Agreement between LanzaTech, Inc. (“LanzaTech”) and Indian Oil Corporation Limited (“IndianOil”) for deployment of LanzaTech technology

This Letter of Agreement (“Agreement”) is executed by LanzaTech’ and IndianOil. LanzaTech and IndianOil may hereinafter collectively be referred to as “Parties” and individually as “Party”.

This Agreement is executed in consideration of the License Agreement of even date entered into between LanzaTech as ‘Licensor’, and IndianOil as ‘Licensee’ in respect of LanzaTech’s gas fermentation technology (“LanzaTech Process”), specifically to produce ethanol from [***] at the hydrogen plant at IndianOil’s Panipat refinery in Haryana (“Licensed Process”).

LanzaTech and IndianOil agree and acknowledge that the LanzaTech Process has been demonstrated [***] at [***] in Shanghai, China and certain other demonstration facilities, and that the plant intended to be set up by IndianOil to implement the Licensed Process (“First Unit”) will be the first of its kind at that scale.

Accordingly, the successful commissioning of the First Unit holds significant business and commercial interests for LanzaTech and IndianOil.

LanzaTech wishes to record that as of the date of this Agreement the Licensed Process has not been demonstrated at the scale of the First Unit and as a result LanzaTech has offered terms, including royalty and technology cut-off date as set out in this Agreement in recognition of the risks adopted by IndianOil in deploying the Licensed Process at the First Unit on the anticipated timeframe.

LanzaTech and IndianOil agree as below;

1.	First Unit and Future Units.
1.1.

IndianOil shall participate in the BEDP for the First Unit, and LanzaTech shall undertake the BEDP, make available propriety process control and propriety microbes and trace media mix further to the License Agreement.

1.2.

LanzaTech shall grant license with respect to the Licensed Process, make available propriety process control and propriety microbes and trace media mix, and IndianOil shall undertake the Basic Engineering and Design Package (“BEDP”) for Future Units (i.e. units that follow the First Unit) (“Future Units”) based on the Licensed Process in respect of which Definitive Agreements are entered during the term of this Agreement.  The Future Units, may be:

i.

IndianOil Future Units, i.e. units set up by IndianOil and or its Affiliate (the expression ‘Affiliate’ shall have the same meaning as defined in the License Agreement), using the Licensed Process (“IndianOil Future Units”);

ii.	Third Party Future Units, i.e. units set up by persons other than IndianOil and or its Affiliate, using the Licensed Process (“Third Party Future Units”).
1.3.	Certain business terms in respect of agreement under Paragraph No. 1.1 and 1.2 above, are set forth in Exhibit A.
1.4.

LanzaTech and IndianOil agree that they shall enter into definitive separate agreement with respect to each Future Unit (“Definitive Agreements”), whether for the preparation of BEDP and or license to use the Licensed Process, as the case may be, only at which point any obligation on the Parties relating to the BEDP or license will become legally binding.

2.

Confidentiality.  This Agreement, the matters discussed herein and information provided by one Party to the other in connection herewith (collectively, “Information”) are confidential and shall not be disclosed by the receiving Party without the written consent of the other, except to the extent that disclosure.is required by law.  When disclosure is required, the Party making the disclosure shall provide intimation of the intended disclosure to the other Party and shall take all reasonable steps to limit the extent of the disclosure to comply with its legal obligations.

Neither Party shall have any obligation with respect to any Information that is or becomes publicly available without fault of the Party receiving the Information.

The obligations in this Paragraph 2 of this Agreement are in addition to and do not amend the terms of a Confidentiality and Non-Disclosure Agreement between the Parties dated [***] (“NDA”), which continues in full force and effect.

3.

Term and Termination.  This Agreement will automatically terminate and be of no further force and effect upon the earlier of (i) mutual agreement of LanzaTech and IndianOil, and (ii) the 10th anniversary of the Date of Signature.

4.

Governing Law.  The validity, interpretation and implementation of and all issues related to this Agreement shall be governed by the laws of the Republic of India without regard to its conflict of laws provisions. The dispute resolution clause (Section 10), as contemplated in the License Agreement, is hereby incorporated here by reference.

5.	No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties any rights or remedies under or by reason of this Agreement.
6.

Expenses.  [***] costs, charges, and expenses for the business review, preparation, and negotiation of the Definitive Agreements or incurred in connection with the transactions contemplated by this Agreement, including, but not limited to, [***].

7.

Miscellaneous.  Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or conveyed by either Party without the prior written consent of the other Party. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

IN WITNESS WHEREOF, the LanzaTech and IndianOil have executed this Agreement as of the Date of Signature.

LanzaTech, Inc.		Indian Oil Corporation Limited

By:	/s/ Jennifer Holmgren	By:	/s/ S. S. V. Ramakumar
Name:	Jennifer Holmgren	Name:	Dr. S. S. V. Ramakumar
Title:	Chief Executive Officer	Title:	Director (R&D)

Witness:		Witness:

By:	/s/ Mark Burton	By:	/s/ Alok Sharma

Name:	Mark Burton	Name:	Alok Sharma
Title:	General Counsel	Title:	General Manager

EXHIBIT A

BUSINESS TERMS

In view of IndianOil being the first mover in India for deployment of Licensed Process, LanzaTech will offer the following preferential business terms to IndianOil on the basis that the First Unit is kicked-off no later than [***] and IndianOil using its [***] to mechanically complete and start-up the First Unit expediently and in any case by the Agreed Date.  ‘Agreed Date’ shall mean the date [***].

In the event that the First Unit is not mechanically completed and start-up is not achieved by the Agreed Date, the Parties in consideration of prevailing circumstances shall [***].

It is agreed that notwithstanding the business terms set forth in this Exhibit A, LanzaTech agrees that as long as IndianOil remains the first to implement the Licensed Process (i.e., start up of the plant) in oil refinery, then from and after the Date of start-up till the validity of this Agreement, none of the provisions offered to any other person or entity for commercial deployment of the Licensed Process, together with all its advancements and improvements is or will be more favourable to such person or entity than those offered to IndianOil for its units, and if they are or become more favourable to any other person or entity during the term of this Agreement or any continuation or extension thereof, LanzaTech shall give written notice thereof to IndianOil, and IndianOil shall have the option to amend the relevant agreement(s) to include any such more favourable terms. If such option is exercised, IndianOil and LanzaTech shall execute appropriate written amendment(s) to the relevant agreement(s).  This most favored status provision shall not apply to terms offered to any person or entity related to LanzaTech through ownership, or terms offered to persons or entities in exchange for developments or services provided as part of a co-development project in cooperation with LanzaTech, or terms offered for a commercial unit started-up before the start-up of the First Unit.

1.	License Fees, Royalty
1.1.	First Unit

Running royalty only as set forth under the License Agreement.

Cut-off date for automatic inclusion of improved LanzaTech technology in the Licensed Process without further charge, shall be [***], which shall include the Microbes, as defined in the License Agreement.

1.2.	IndianOil Future Units

For all IndianOil Future Units the Parties agreed to mutually agree payment terms being based on either lump sum or running royalties.

In accordance with the foregoing, Parties agree that lump sum licensing charges by LanzaTech for IndianOil Future Units is [***].

As the First Unit will be the first of its kind at that scale, the Definitive Agreements for IndianOil Future Units may contain additional provisions compared to the License Agreement, as mutually agreed by the Parties, including (without limitation) relating to [***].

2.	Basic Engineering and Design Packages
2.1.	First Unit

LanzaTech to deliver a BEDP to IndianOil for design and installation of the Fermentation Block (as defined in the License Agreement) that includes:

a)	[***].
b)	LanzaTech will work with IndianOil design group and provide necessary assistance for [***].

in each case in accordance with an engineering agreement relating to the First Unit, which will govern the terms of these deliverables.

Further, Parties agree that:

a)	IndianOil shall undertake entire Basic Design of [***].
b)	LanzaTech shall check and support IndianOil during preparation of the Basic Design of [***].
c)	Basic Design of [***].
2.2.	IndianOil Future Units
a)	LanzaTech will provide a process package comprising of PFDs, heat and material balances, bioreactor specifications, utility estimates and duty specs for packaged equipment.
b)	IndianOil will then undertake BEDP for the entire unit based on LanzaTech’s process package and Blue Book of Fermentation Block.
c)	LanzaTech’s fee for BEDP for such approach [***].
2.3.	Third Party Future Units:

For all Third Party Future Units for which BEDP kick-off meetings are held after successful commissioning of the First Unit, LanzaTech will exclusively engage IndianOil as its engineering partner for BEDP activity globally on the following terms:

a)	Exclusivity is subject to [***].
b)	LanzaTech will negotiate, agree and enter into its usual technology transfer agreements with the relevant third party customer.
c)	The basic engineering fee will be negotiated and agreed with the third party customer by LanzaTech in consultation with IndianOil.
d)	LanzaTech will offer IndianOil the opportunity to undertake the BEDP for these projects for LanzaTech pursuant to the division of responsibility described above under Paragraph 2.2 of this Exhibit A for “IndianOil Future Units — Points (a) & (b)”

e)	If IndianOil does undertake the BEDP, LanzaTech shall [***], and IndianOil shall be responsible to LanzaTech and the third party customer for the content of the BEDP carried out by IndianOil.
f)

If a customer has reservations about LanzaTech using IndianOil as its engineering partner for confidentiality reasons, LanzaTech shall notify IndianOil and IndianOil will implement a firewall or information barrier between i) the engineering team designated to work on the relevant customer’s project and ii) the remainder of IndianOil’s engineering team and the broader IndianOil organization, as a measure to reassure the relevant customer.

g)

If, despite implementing the firewall or information barrier, the relevant customer continues to have reservations, or if the relevant customer has reservations for reasons other than confidentiality, LanzaTech will notify IndianOil accordingly and will be permitted to deal with the relevant customer directly on mutually reasonably agreed solution.

h)	If IndianOil has resource constraints such that it is unable, to undertake all projects offered, both LanzaTech and IndianOil will discuss and mutually agree on the appropriate solution’:
i)

This exclusive arrangement will be valid for [***]. For the avoidance of doubt after the exclusive period expires and in absence of any mutual agreement, LanzaTech may carry out such opportunities itself or offer such opportunities to other parties without restriction.

3.	Proprietary Process Control

LanzaTech will provide the following proprietary software to IndianOil on the following preferential terms pursuant to a Supply Agreement to be executed between IndianOil and LanzaTech for the First Unit.

a)	LanzaTech’s standard process control offering, [***].
b)	This LanzaTech software is a mandatory requirement to enable [***].
c)	LanzaTech’s price for this software offering will be [***] for the First Unit. LanzaTech’s price for all Future Units is [***].
d)	LanzaTech will not [***].
e)	The software license for LanzaTech software along with its installation, maintenance and upgrades will be valid for [***].
f)	Party shall agree on [***].
4.	Proprietary microbes & trace media mix

LanzaTech will supply its proprietary microbe and trace media mix for the Licensed Process to IndianOil at preferential terms relative to LanzaTech’s standard pricing, pursuant to Supply Agreements executed between IndianOil and LanzaTech First Unit and for each IndianOil Future Units on the following terms:

Microbes:

Microbial costs for the current specification microbe for the First Unit and relevant IndianOil Future Units will be as follows:

a)	LanzaTech will provide required microbe quantity [***].

Thereafter, IndianOil and LanzaTech [***].

b)

IndianOil may, [***] at its option elect to change the formulation of microbes and procure the same from third party and or use its own formulation of microbes. Once IndianOil elects to change the formulations as aforesaid, then [***].

c)	Microbes will be supplied [***].
d)	For IndianOil Future Units, LanzaTech will charge [***].

Trace Media Mix:

Trace media mix (a mix of proprietary vitamins) costs for the First Unit and IndianOil Future Units will be as follows:

a)	Trace media mix (a mix of proprietary vitamins) will be [***].
b)	For the First Unit, LanzaTech will charge [***].
c)	IndianOil may, [***] at its option elect to change the formulation of the trace media mix and or procure the same from third party and or use its own formulation
d)	Prices are [***].
e)	For IndianOil Future Units, LanzaTech will [***].
f)	If LanzaTech’s vendors reduce their pricing, [***].

Included developments

More efficient proprietary trace media mixes and improved media formulations developed for Licensed Process prior to technology cut-off date in the license agreement for each IndianOil Future Unit, will be delivered [***].

Security of Supply

For each of the microbes and proprietary trace media mix supplies to be delivered to IndianOil by LanzaTech, LanzaTech will [***].